Exhibit 10.10

EQUIPMENT PURCHASE AND SALE AGREEMENT

THIS EQUIPMENT PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of the 29th day of June 2021, by and between AmeriMex Motor & Controls, LLC, a Delaware limited liability company (“Seller”), and U.S. Well Services, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Seller specializes in design and manufacturing of electric motors and related parts; and

WHEREAS, Seller desires to sell and convey to Buyer, and Buyer desires to purchase and accept from Seller, 60 Power Cubes (the “Equipment”), in accordance with the specifications as more particularly described on that certain Job Number 3042238 Quote, dated June 17, 2021 attached as Exhibit A to this Agreement (the “Quote”)..

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.Subject to the terms and provisions set forth herein, Seller agrees to sell and Buyer agrees to purchase, the Equipment.

2.The aggregate purchase price for the Equipment shall be Sixty-One Million Five Hundred Thousand Dollars ($61,500,000.00) (the “Purchase Price”) of which Buyer shall pay Seller an initial deposit of Twelve Million Three Hundred Thousand Dollars ($12,300,000.00) by wire transfer of immediately available funds to a bank account specified by Seller to Buyer. The balance of the Purchase Price shall be paid by Buyer to Seller in accordance with the terms of those certain Terms and Conditions of Sale (“T&Cs”), attached as Exhibit B to this Agreement, and incorporated herein by reference for all purposes.

3.The warranties and representations set forth in the T&Cs are incorporated herein by reference for all purposes.

4.This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Quote, the T&Cs, and any exhibits or schedules hereto or thereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral (including without limitation electronic mail correspondence), among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as otherwise expressly set forth herein. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

5.This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Counterparts to this Agreement may be delivered via facsimile or electronic mail, including portable document format (.pdf) and shall be valid as originals.

6.Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Parties hereto. Any provision of this Agreement may be waived by a Party as to such Party if, and only if, such waiver is in writing and signed by such Party. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, or by verifiable overnight delivery postage prepaid, or transmitted by hand delivery, or by electronic communication (e-mail), including portable document format (.pdf), addressed as follows:

(a)If to Seller:

Wade Stockstill

AmeriMex Motor & Controls, LLC

610 N. Milby Street

Houston, Texas 77003

E-Mail:

(b)If to Buyer:

Joel Broussard, President & CEO

U.S. Well Services, Inc.

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

E-Mail:

Each Party may designate by notice in writing a new address to which any communication may thereafter be so given, served or sent. Each notice or communication that is mailed or delivered in the manner described above shall be deemed given at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

8.The terms and provisions of this Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

9.This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflict of law principles. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction of the courts sitting in Harris County, Texas, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

AMERIMEX MOTOR & CONTROLS, LLC

By:    /s/ Wade Stockstill

Name:Wade Stockstill

Title:Chief Executive Officer

BUYER:

U.S. WELL SERVICES, LLC

By:    /s/ Joel Broussard

Name:Joel Broussard

Title:President & Chief Executive Officer

[Signature Page to Equipment Purchase and Sale Agreement – AmeriMex & USWS]

EXHIBIT A

TO

EQUIPMENT PURCHASE AND SALE AGREEMENT

Quote

(see attached)

Exhibit A to Equipment Purchase and Sale Agreement

EXHIBIT B

TO

EQUIPMENT PURCHASE AND SALE AGREEMENT

Terms and Conditions of Sale

(see attached)

Exhibit B to Equipment Purchase and Sale Agreement